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                                                                     EXHIBIT 5.1


                              January 22, 1998


The Board of Trustees
Cabot Industrial Trust
Two Center Plaza, #200
Boston, MA 02108-1906

          Re:  Registration Statement on Form S-11 (File No. 333-38383)

Ladies and Gentlemen:

     We have acted as counsel to Cabot Industrial Trust, a Maryland real estate investment trust (the "Company"), in connection with its offering of up to 7,500,000 common shares of beneficial interest (the "Common Shares") of the Company, $.01 par value per share, as described in the Registration Statement on Form S-11 (together with all amendments thereto, the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, to which this opinion is an exhibit. Capitalized terms used herein, unless otherwise defined, shall have the meanings set forth in the Registration Statement.

     As counsel to the Company, we have examined originals or copies certified to our satisfaction as being true and complete copies of the Company's Declaration of Trust, the Company's Bylaws, resolutions of the Company's Board of Trustees and such records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. As to certain facts relevant to our opinion, we have relied upon certificates of public officials and officers of the Company. In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

     Based upon and subject to the foregoing, we are of the opinion that the issuance of the Common Shares has been duly authorized by all necessary corporate action and, that when and if delivered and sold in the manner described in the Registration Statement, the Common Shares will be validly issued, fully paid and nonassessable.
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Cabot Industrial Trust
January 22, 1998
Page 2



     Insofar as the foregoing opinion involves matters governed by Maryland law, we have relied, with your approval, upon the opinion of the law firm of Ballard Spahr Andrews & Ingersoll, a copy of which is attached as Exhibit A, and our opinion is subject to the assumptions, limitations and qualifications set forth therein.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.


                              Very truly yours,



                              MAYER, BROWN & PLATT
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                                                        EXHIBIT A TO EXHIBIT 5.1

               [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]



                                                                     FILE NUMBER
                                                                        864196

                               January 22, 1998


Cabot Industrial Trust
Two Center Plaza, Suite 200
Boston Massachusetts 02108

          Re:  Registration Statement on Form S-11
               Registration No. 333-38383
               ------------------------------------

Ladies and Gentlemen:

          We have served as Maryland counsel to Cabot Industrial Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 7,500,000 common shares (the "Shares") of beneficial interest, $.01 par value per share, of the Company (the "Common Shares"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used shall have the meanings assigned to them in the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

          1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Securities and Exchange Commission (the "Commission") under the 1933 Act;

          2. The Declaration of Trust of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");


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Cabot Industrial Trust
January 22, 1998
Page 2


          3. The Bylaws of the Company, certified as of a recent date by its Secretary.

          4. Resolutions adopted by the Board of Trustees and shareholders of the Company relating to the sale, issuance and registration of the Shares, certified as of a recent date by the Secretary of the Company;

          5. The form of certificate evidencing a Common Share, certified as of a recent date by the Secretary of the Company.

          6. A certificate of the SDAT as to the good standing of the Company, dated January 22, 1998;

          7. A certificate executed by Neil E. Waisnor, Secretary of the Company, dated January 22, 1998;

          8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

          1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

          3. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

          4.  All Documents submitted to us as originals are authentic.   All
Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true
and complete.   There are no oral or written modifications or amendments to the
Documents, and there has been no waiver of any of the provisions of the Documents, by action or conduct of the parties or otherwise.

          5. Prior to the issuance of the Shares, the Board of Trustees, or a duly authorized committee of the Board of Trustees, will adopt resolutions satisfying the requirements of the Maryland General Corporation Law with respect to the issuance of shares of stock.

          The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our

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Cabot Industrial Trust
January 22, 1998
Page 3



firm who have performed legal services in connection with the issuance of this opinion.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. The Shares have been duly authorized and, when issued, sold and delivered against payment therefor in the manner described in the Registration Statement and in accordance with the resolutions of the Board of Trustees of the Company authorizing their issuance, will be validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement, and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (except Mayer, Brown & Platt, counsel to the Company) without, in each instance, our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                              Very truly yours,


                                              Ballard Spahr Andrews & Ingersoll